Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders

First Federal Bancshares of Arkansas, Inc.

Harrison, Arkansas

We consent to the use in the Registration Statement of First Federal Bancshares of Arkansas, Inc. on Form S-4 of our report, dated March 8, 2013, on our audits of the consolidated financial statements as of December 31, 2012 and 2011 and for the years then ended. We also consent to the references to our firm under the caption “Experts.”

/s/BKD, LLP

Little Rock, Arkansas

August 27, 2013